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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-16837, No. 33-36184, No 33-58586 and No.
33-95244) of Jay Jacobs, Inc. of our report dated April 25, 1996 appearing on page 19 of this Form 10-K/A.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Seattle, Washington
April 26,1996